Exhibit 10.13
AMENDMENT TO
2014 PG&E CORPORATION LONG TERM INCENTIVE PLAN AWARD AGREEMENT

The Non-Annual Restricted Stock Unit Award Agreement dated March 1, 2021 (the “Agreement”) between Patricia K. Poppe (the “Participant”) and PG&E Corporation (the “Corporation”) under the 2014 PG&E Corporation Long Term Incentive Plan (the “Plan”) that provides for settlement in shares of common stock (“Stock”) of the Corporation, is hereby amended as described below, effective as of the date on which the Participant consents to such amendment, with respect to such portion of the award as may vest or has vested on or after January 1, 2022:
1. Notwithstanding anything to the contrary in the Agreement, the Corporation may withhold shares of Stock or otherwise account for the tax obligations of the Corporation or any of its affiliates with respect to the grant of shares of Stock by considering applicable withholding rates, including the maximum applicable statutory withholding rates, taking into account any social security and Medicare taxes due under the Federal Insurance Contributions Act and the California State Disability Insurance tax.
2.With respect to that portion of the award under the Agreement that vested in January, 2022, the Corporation shall re-calculate the applicable California state withholding obligations taking into account the maximum state statutory withholding rate, and the undersigned Participant hereby authorizes and directs the Corporation and its agents and representatives to take such actions as may be necessary to transfer such additional number of Participant’s shares held directly or indirectly in brokerage accounts as may be necessary to satisfy such state withholding obligations as directed, and remit payment of additional state withholdings equal to the fair value of the transferred shares to the applicable authorities. The undersigned acknowledges that the Corporation shall determine the fair value of any transferred shares based on the closing price of a share of PG&E Corporation common stock on September 15, 2022, which was the date such amendment to the Agreement was approved by the PG&E Corporation Board of Directors.
3.This amendment to the Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this amendment effective as of the date set forth below.
PG&E CORPORATION

By        /s/ JULIUS COX
Julius Cox
Executive Vice President – People, Shared Services and Supply Chain
PARTICIPANT

    /s/ PATRICIA K. POPPE
Patricia K. Poppe
Date:     9/22/22

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